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                                                                Exhibit 23.2(a)





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of FreeMarkets, Inc. of our reports dated January 22, 2001, except for Note 13 as to which the date is February 16, 2001, relating to the financial statements and financial statement schedule, which appear in FreeMarkets' Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Pittsburgh, Pennsylvania
February 23, 2001